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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-133439, 333-138744 and 333-142358 on Form S-3 and Registration Statement No. 333-91120 on Form S-8 of our reports dated February 29, 2008, relating to the financial statements of MarkWest Energy Partners, L.P., and the effectiveness of MarkWest Energy Partners, L.P.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of MarkWest Energy Partners, L.P. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado February 29, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM